UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

                             SATUSA CORPORATION
(Exact name of registrant as specified in its charter)

             Nevada                                    333-162824
(State or other jurisdiction of                   (Commission File Number)
  Incorporation or organization)

          27-0265042
(IRS Employer Identification No.)

   5348 Vegas Dr., Las Vegas, NV                         89108
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (509) 995-2433


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))







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Item 4.01  Changes in Registrant's Certifying Accountant

 (a) On September 13, 2016 Seale and Beers, CPAs (?S & B?), the independent registered public accounting firm for SATUSA Corporation (the ?Company?), informed the Company that S & B was in the process of being acquired by AMC Auditing. On October 24, 2016 the Board of Directors of the Company approved of the dismissal of S & B as the Registrant?s independent registered public accounting firm.

S & B?s report of the Company?s financial statements for the fiscal years ended August 31, 2015 and August 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. The audit reports prepared by S & B for the fiscal years ending August 31, 2015 and August 31, 2014 contained a paragraph with respect to the Company's ability to continue as a going concern.

During the Registrant's two most recent fiscal years and the subsequent interim periods thereto there were no disagreements with S & B, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to S & B?s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

The Company provided S & B with a copy of this disclosure set forth under this Item 4.01 and has requested S & B to furnish a letter addressed to the Securities & Exchange Commission stating whether or not S & B agrees with the above statements.

A copy of this letter from S & B is attached hereto as Exhibit 16.1.

(b) On October 24, 2016 the Board of Directors of the Company, acting as the Registrant's Audit Committee, approved the engagement of BF Borgers CPA PC as its independent auditor. On same date, October 24, 2016, the accounting firm of BF Borgers CPA PC was engaged as the Registrant's new independent registered public accounting firm.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

16. Seale & Beers, CPAs - SECPS Letter










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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SATUS CORPORATION
(Registrant)


Date: October 24, 2016
                                         BY: /s/ Kevin Nichols
                                                 Kevin Nichols
                                                 President, CFO